UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2006

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Fayetteville Street, Suite 700 Raleigh, North Carolina 27601
(Address of principal executive offices)

(919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

          On August 2, 2006, Capital Bank (the “Bank”), a wholly owned subsidiary of Capital Bank Corporation (the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with Mark Redmond, Executive Vice President and Chief Credit Officer of each of the Company and the Bank. The Employment Agreement provides that Mr. Redmond will serve as Executive Vice President and Chief Credit Officer of Capital Bank and of the Company. The initial term of Mr. Redmond’s employment will be for one (1) year, and the term will be automatically renewed for additional one-year periods unless either party gives notice of intent not to renew.

          In consideration for his service to the Company and the Bank, Mr. Redmond will receive an annual salary of $150,000, subject to periodic adjustment a the Bank’s discretion. He will be eligible to participate in the Company’s management incentive plan and may participate in other benefit plans and programs which the Bank or the Company may provide from time to time to employees at Mr. Redmond’s level.

          Mr. Redmond’s employment may be terminated for Cause (as defined in the Employment Agreement) by the Bank or by Mr. Redmond for Good Reason (as defined in the Employment Agreement). The employment relationship may also be terminated by either the Bank or Mr. Redmond without Cause. If the Bank terminates the employment relationship without Cause, or if Mr. Redmond terminates the relationship for Good Reason, Mr. Redmond will be entitled to receive as severance an amount equal to his then current annual salary plus the amount of any bonus he received from the Bank in the prior year. Additionally, he will be entitled to participate in the same benefit plans and programs he participated in immediately prior to the termination for twelve (12) months.

          Pursuant to the Employment Agreement, Mr. Redmond has agreed (for the term of his employment and for one (1) year following the termination of his employment,unless the termination is following a Change in Control (as defined in the Employment Agreement), in which case the period will be six (6) months), subject to certain exceptions, not to compete with the Bank (or its affiliates) or to solicit for employment any of the Bank’s (or its affiliates’) employees in any city, metropolitan area or county in which the Bank or its affiliates does business or is located.

          If a Change in Control occurs and Mr. Redmond’s employment is terminated by the Bank without Cause, or by him for Good Reason, within certain defined time periods, then, depending upon when the termination occurs, Mr. Redmond will be entitled to receive severance payments ranging from 1.0 to 2.99 times the amount of his annual salary and bonus received from the Bank for the prior bonus year. For as long as Mr. Redmond receives severance payments, he will also be entitled to continue to participate in any benefit plans and programs in which he participated immediately prior to the termination of employment.

          The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01          Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated August 2, 2006, between Capital Bank and Mark Redmond

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006

CAPITAL BANK CORPORATION

	By:	/s/ B. Grant Yarber

B. Grant Yarber
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated August 2, 2006, between Capital Bank and Mark Redmond